UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2018

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 1, 2018, Edward L. Monser retired as President from Emerson Electric Co. (the “Company”).

On October 2, 2018, the Company and Mr. Monser entered into a letter agreement in connection with his retirement. The letter agreement is summarized below and attached hereto as exhibit 10.1.

Under the letter agreement, Mr. Monser agrees, among other things: (i) not to compete with, or solicit to hire the employees of, the Company or any of its affiliates during a period of five years from his date of retirement; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company and (iv) comply with non-disparagement obligations. Mr. Monser will also release and discharge the Company, its affiliates, and its and their respective directors, officers, employees and agents from any and all claims or liabilities of whatever nature and will remain subject to the Company’s clawback policy.

Mr. Monser will remain eligible to receive his 2018 annual bonus based on the Company’s financial performance for fiscal 2018. As permitted under the Company’s 2015 Incentive Shares Plan, Mr. Monser will remain eligible to receive a full payout of any earned awards under the 2016 and 2017 performance shares programs, subject to the Company’s achievement of the performance objectives, to be paid at the times provided for under the programs. Mr. Monser has agreed to remain available for consulting on an as needed basis. In consideration for his availability, Mr. Monser may receive up to a 50% pro rata earned payout of the performance shares awarded to him under the Company’s 2018 performance shares program, subject to the Company’s achievement of the performance objectives under the program, which amount will be determined and paid at the times provided for under the 2018 program. Pursuant to the Company’s Stock Option Plans, all of Mr. Monser’s vested options will remain exercisable for five years following his Retirement Date, but no longer than the original term of each option. As permitted under the Company’s Incentive Shares Plans, Mr. Monser’s restricted stock awards will continue to vest according to their terms and be payable on the vesting date of such awards.

Mr. Monser will be eligible to receive monthly pension benefits earned under the Company’s qualified and non-qualified pension plans, pursuant to the terms and conditions of, and to be paid in the manner and at the times set forth in, such plans. Mr. Monser will be eligible to receive distributions from the Company’s qualified and non-qualified 401(k) retirement savings plans, as provided under those plans.

If Mr. Monser violates any of his obligations to the Company under the letter agreement, he will forfeit all payments to be made or benefits provided under the letter agreement, and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the letter agreement prior to the date of breach.

Also as previously reported, effective October 1, 2018, Michael H. Train, 56, was promoted to President of Emerson Electric Co., following the retirement of Mr. Monser. In connection with his promotion, on October 2, 2018, Mr. Train’s base salary was increased to $650,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Letter Agreement effective as of October 2, 2018 by and between Emerson Electric Co. and Edward L. Monser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: October 5, 2018	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary